Exhibit 17(d)

[Form of Proxy]

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

RMR ASIA PACIFIC REAL ESTATE FUND

RMR ASIA REAL ESTATE FUND

For the Joint Special Meeting of Shareholders

To be held on [                    ], 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of RMR Asia Pacific Real Estate Fund and/or RMR Asia Real Estate Fund (each, a “Fund”, and collectively, the “Funds”), each a Massachusetts business trust, hereby appoints Adam D. Portnoy and Jennifer B. Clark, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting of shareholders of the Fund(s) to be held on [             ], 2009, at [10:00 a.m.], Eastern time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting(s) and otherwise to represent the undersigned at the meeting(s) with all powers possessed by the undersigned if personally present at the meeting(s).  The undersigned acknowledges receipt of the notice of the joint special meeting of shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to the meeting(s).

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING(S) OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

☒	Please mark vote as in this example.

RMR ASIA REAL ESTATE FUND

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND PROPOSAL 3 LISTED BELOW

FOR	AGAINST	ABSTAIN

Proposal 2:

To approve an Agreement and Plan of Reorganization and related Reorganization between RMR Asia Real Estate Fund (“RAF”) and New RMR Asia Pacific Real

Estate Fund (“New RAP”), the termination of RAF’s registration under the Investment Company Act of 1940, as amended, and the dissolution of RAF under applicable state law.

☐	☐	☐

FOR	AGAINST	ABSTAIN

Proposal 3:

To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization and related Reorganization between RAF and New RAP as proposed in Proposal 2.

☐	☐	☐

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting.

Please be sure to sign and date this Proxy.

Date:	, 2009

Signature

Signature (if jointly held)

Title

NOTE: Please sign exactly as your name(s) appear(s) on this proxy. Each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.